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EXHIBIT 23.6

         CONSENT OF J. EVANS ATTWELL TO BEING NAMED IN THE REGISTRATION
                                    STATEMENT

     The undersigned hereby consents to being named in the Registration Statement on Form S-1 of Genometrix Incorporated (the "Company") as a person who has consented to become a director of the Company following the consummation of the public offering of shares registered under the Registration Statement.

                                             /s/ J. Evans Attwell
                                             -------------------------------
                                             J. Evans Attwell
Dated March 14, 2000